UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 2, 2004

SalesTactix, Inc. (formerly known as Age Research, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26285	87-0419387
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA 92612

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 888 798-9200

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

On August 2, 2004, Age Research, Inc. (the "Company") filed a Certificate of Amendment to its Articles of Incorporation with the Delaware Secretary of State pursuant to which the Company changed its corporate name to "SalesTactix, Inc." The name change became effective upon the filing of the Certificate of Amendment. The Company's board of directors and its stockholders holding at least a majority of the voting power of its common stock approved the corporate name change.

Item 7. Exhibits.

The following exhibits are filed as part of this Current Report on Form 8K:

16.1 Certificate of Amendment to Articles of Incorporation.

[Remainder of Page Left Intentionally Blank.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGE RESEARCH INC.,
a Delaware corporation

Date: August 4, 2004	By /s/ Vincent Michael Keyes, III Vincent Michael Keyes, III, President